UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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9 Meters Biopharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9 Meters Biopharma, Inc.
8480 Honeycutt Road, Suite 120
Raleigh, North Carolina 27615
(919) 275-1933

Dear Stockholder:

It is my pleasure to invite you to the 2021 Annual Meeting of Stockholders of 9 Meters Biopharma, Inc. The meeting will be held on June 22, 2021, at 10:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North, Carolina. At the meeting, you will be asked to vote on the matters set forth in our 2021 Proxy Statement and the accompanying notice of the Annual Meeting, including the election of a nominee recommended by our board of directors for election to our board.

Your board of directors unanimously recommends that you vote “FOR” each of the proposals set forth in our 2021 Proxy Statement and the accompanying notice of the Annual Meeting.

All stockholders are invited to attend the meeting in person. Only stockholders of record at the close of business on May 4, 2021, are entitled to vote at the meeting. Whether or not you plan to attend the meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Your vote is important, and we urge you to vote as promptly as possible to ensure your shares are represented at the meeting, by casting your vote through the Internet, by telephone or by mail as described in your proxy card, in advance of the meeting. Instructions on how to vote are found in the section entitled “How do I vote?” starting on page 2 of the Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic proxy card for the meeting) and our 2020 Annual Report to Stockholders (including our 2020 Annual Report on Form 10-K) to stockholders via the Internet. On or about May 12, 2021, we mailed to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2020 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed in the proxy materials. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes. We thank you for your cooperation as we balance opportunities for stockholder engagement with the safety of our community and each of our stockholders.

Sincerely,

/s/ John Temperato
John Temperato
Chief Executive Officer

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of 9 Meters Biopharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on June 22, 2021, at 10:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North, Carolina to consider and vote upon the following matters and to transact such other business as may be properly brought before the meeting or adjournment or postponement thereof:
1.Election of one Class III director to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal;
2.Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (our “Charter”), to increase the number of authorized shares of common stock; and
3.Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
These items of business are more fully described in the Proxy Statement accompanying this Notice. The board of directors unanimously recommends that you vote “FOR” the election of the director nominee listed in the accompanying Proxy Statement, “FOR” the approval of the amendment to our Charter to increase the number of authorized shares of common stock, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm.

The record date for the 2021 Annual Meeting of Stockholders is May 4, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Annual Meeting, it is important that your shares be represented and voted. Please vote over the telephone or over the Internet as instructed in these materials, or request a proxy card and vote by mail, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How Do I Vote” starting on page 2 of the Proxy Statement.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2020 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on May 12, 2021. We mailed a Notice of Internet Availability of Proxy Materials on or about May 12, 2021 to our stockholders of record and beneficial owners as of the close of business on May 4, 2021, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed in the proxy materials. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes.

By Order of the Board of Directors

/s/ John Temperato
John Temperato
Chief Executive Officer

Raleigh, North Carolina

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The board of directors of 9 Meters is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. On or about May 12, 2021, we mailed the Notice of Internet Availability of Proxy Materials, containing instructions on how to access our Proxy Statement and 2020 Annual Report to Stockholders and how to vote, to all stockholders entitled to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy over the Internet or the telephone, or you may request, complete, sign and return a proxy card via mail. Additional information on how you may vote can be found below under “How do I vote?”

How do I attend the Annual Meeting?

The Annual Meeting will be held on June 22, 2021, at 10:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina. Information regarding how to request directions to the Annual Meeting may be found at the end of this Proxy Statement. Information on how to vote in person at the Annual Meeting is provided below. Only stockholders and authorized guests of the Company may attend the meeting, and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in street name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.

Special Note Regarding COVID-19. Given the public health and safety concerns related to COVID-19, we ask that each stockholder evaluate the relative benefits to them personally of in-person attendance at the Annual Meeting and take advantage of the ability to vote by proxy via Internet or telephone, as instructed in the proxy materials. If you elect to attend in person, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the meeting. Should further developments with COVID-19 necessitate that we change any material aspects of the Annual Meeting, we will make public disclosure of such changes. We thank you for your cooperation as we balance opportunities for stockholder engagement with the safety of our community and each of our stockholders.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 4, 2021, will be entitled to vote at the Annual Meeting. On the record date, there were [_______] shares of our common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on May 4, 2021, your common shares were registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote in any of the following ways:
•Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing, and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders' identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders' instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on June 21, 2021. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 4, 2021, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting in person. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•Election of one Class III director to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal;

•Approval of an amendment to our Charter to increase the number of authorized shares of common stock; and

•Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominee to our board of directors or you may “Withhold” your vote for the nominee. For the other matters to be voted on, you may vote “For” or “Against” or you may abstain from voting, by checking the related box. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote over the telephone, vote over the Internet or vote by mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•To vote in person, come to the Annual Meeting with proper ID, and we will give you a ballot when you arrive.

•To vote over the telephone, dial toll-free at 1-800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number enclosed with your proxy materials. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 21, 2021, to be counted.

•To vote over the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number enclosed with your proxy materials. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 21, 2021, to be counted.

•To vote by mail, you must request that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and then complete, date, sign and return the proxy card that you receive in response to your request. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, the Notice of Internet Availability of Proxy Materials or, if requested, proxy materials have been forwarded to you by your broker, bank or other agent who is considered, with respect to those shares, the stockholder of record. Simply complete and mail the voting instruction form or follow the voting instructions in the proxy materials to ensure that your vote is counted. Alternatively, you may vote over the Internet or telephone as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with your mailed proxy materials, or contact your broker or bank, to request a proxy form.

We provide Internet and telephone proxy voting to allow you to vote your shares with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your use of the Internet or telephone, such as usage charges from Internet or telephone providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of May 4, 2021.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote over the Internet, over the telephone or in person at the Annual Meeting, or by completing a requested proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under current market rules and interpretations, “non-routine matters” are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, such as certain certificate of incorporation amendments that impact the rights of stockholders, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 and Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “FOR” the election of the director nominee listed in this Proxy Statement, "FOR" the amendment to our Charter to increase the number of authorized shares of common stock, and “FOR” ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, over the telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also will reimburse brokerage firms, banks, nominees and other persons holding shares for others for the cost of forwarding proxy materials to beneficial owners and obtaining their proxies.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•You may grant a subsequent proxy over the telephone or over the Internet.

•You may submit another properly completed proxy card with a later date.

•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. A revocation must be received no later than the beginning of voting at the Annual Meeting.

•You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy received before the beginning of voting is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank, custodian or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Under our Bylaws, a quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. Abstentions and broker non-votes (because there is at least one “routine” matter to be voted on at the Annual Meeting) will also be considered present for purposes of determining the existence of a quorum. On the record date, there were [_______] shares outstanding and entitled to vote. Thus, the holders of [_______] shares must be present in person or represented by proxy at the meeting to have a quorum.

How many votes are needed to approve each proposal?

Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions or withheld votes, and, if applicable, broker non-votes. The following table describes the voting requirements for each proposal, including the vote required to approve each proposal and the effect that abstentions or broker non-votes will have on the outcome of the proposal:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of director	Nominee receiving the most “For” votes (plurality voting)	Withheld votes will have no effect	None
2	Approval of an amendment to our Charter to increase the number of authorized shares of common stock	"For" votes from the holders of a majority of the shares outstanding and entitled to vote at the meeting	Will have the same effect as a vote against the proposal	No broker non-votes are expected
3	Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	“For” votes from the holders of a majority of the votes cast and entitled to vote at the meeting	None	No broker non-votes are expected

Your shares will be counted towards the quorum only if you vote over the telephone or the internet, request and submit a valid proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

Where can I find more information about 9 Meters?

We file periodic reports with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are also available without charge on our website (http://www.9meters.com) as soon as reasonably practicable after filing.

Who should I contact if I have questions or need assistance voting?

If you have any questions or need assistance with voting, please contact our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 275-1933.

JOBS Act Explanatory Note

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2021, (ii) the last day of the fiscal year in which our annual gross revenues of $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that the Class III nominee below be elected as a Class III director for a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal.

Information about our directors, including the nominee, their ages as of May 4, 2021, occupations and length of board service are provided in the tables below. Additional biographical descriptions are set forth in the text below the tables and include the primary individual experience, qualifications, attributes and skills of each director that led to the conclusion that such director should serve as a member of our board of directors at this time.

Nominee for Election to the Board of Directors at the Annual Meeting

The nominee for election to the board of directors, and his Class and term of service, is set forth below.

Name of Director/Nominee	Age	Class	Director Since
Mark Sirgo, Pharm.D. (1)(2)(3)	67	Class III	2020
________________________
(1) Member of the audit committee
(2) Member of the compensation committee
(3) Member of the nominating and corporate governance committee

Mark Sirgo, Pharm.D.

Dr. Sirgo joined our Board in April 2020 upon completion of the RDD Merger and was appointed as Board chairman. In January 2019, Dr. Sirgo was appointed Chief Executive Officer of ArunA Bio, a private central nervous system and neurodegenerative disorder development company. Dr. Sirgo serves as a director of BioDelivery Sciences International, Inc. (Nasdaq: BDSI), a position he has held since August 2005. He also has served as the Vice Chairman of the BDSI board since October 2016. He was President of BDSI from January 2005 to January 2018 and Chief Executive Officer from August 2005 to January 2018. He joined BDSI in August 2004 as Senior Vice President of Commercialization and Corporate Development upon its acquisition of Arius Pharmaceuticals, of which he was a co-founder and Chief Executive Officer. He also previously served as BDSI’s Executive Vice President, Corporate and Commercial Development and its Chief Operating Officer. Dr. Sirgo has over 30 years of experience in the pharmaceutical industry, including 16 years in clinical drug development, 7 years in marketing, sales, and business development, and 12 years in executive management positions. Prior to his involvement with Arius Pharmaceuticals, from 2003 to 2004, he spent 16 years in a variety of positions of increasing responsibility in both clinical development and marketing at Glaxo, Glaxo Wellcome, and GlaxoSmithKline, including Vice President of International OTC Development and Vice President of New Product Marketing. Dr. Sirgo was responsible for managing the development and FDA approval of Zantac 75 while at Glaxo Wellcome, among other accomplishments. From 1996 to 1999, Dr. Sirgo was Senior Vice President of Global Sales and Marketing at Pharmaceutical Product Development, Inc., a leading contract service provider to the pharmaceutical industry. Dr. Sirgo served on the Board of Directors and as Chairman of the Compensation Committee of Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, from 2008 until its sale in 2015. Dr. Sirgo was added to the Board of Directors of Biomerica, Inc. (Nasdaq: BMRA), a diagnostics and therapeutic company, in July 2016, and served as Chairman of the Board of RDD Pharma from April 2018 until the RDD Merger. Dr. Sirgo received his BS in Pharmacy from The Ohio State University and his Doctorate from Philadelphia College of Pharmacy and Science.

We believe that Dr. Sirgo’s extensive executive experience in the pharmaceutical industry qualifies him to serve on our Board.

Continuing Directors

Director	Age	Class	Term
Michael Constantino	58	Class I	2022 Annual Meeting of Stockholders
Lorin K. Johnson, Ph.D.	68	Class I	2022 Annual Meeting of Stockholders
Michael Rice	56	Class II	2023 Annual Meeting of Stockholders
John Temperato	56	Class II	2023 Annual Meeting of Stockholders

Michael Constantino
Mr. Constantino joined our Board in June 2020. Mr. Constantino is a retired Ernst & Young LLP assurance partner who served in the Research Triangle Park Region of North Carolina for over 30 years. From 2009 to 2012, he served as the Office Managing Partner for the combined Raleigh/Greensboro office with over 200 employees. He was responsible for leading a growing practice that included assurance, advisory and tax services focused on public and privately held entrepreneurial companies representing many industries. During his career with the firm, he worked with several companies including life sciences companies (biotechnology, medical device and pharmaceuticals), contract research organizations, technology, manufacturing and transportation companies, and large SEC registrants. Mike assisted clients with over 20 initial public offerings, debt offerings, mergers and acquisition transactions, and private equity offerings. He worked closely with companies across the development continuum from start-up to mature public entities and assisted management teams and boards of directors with SEC compliance matters, Sarbanes-Oxley internal controls, global operations and strategic planning. Currently, he is the Chair of the Board for the NC State Foundation and Chair of the Board of The Green Chair Project. Mike holds a B.A. in both Accounting and Business Management from NC State University and is a North Carolina CPA.

We believe that Mr. Constantino’s extensive experience as a CPA and with SEC compliance matters and Sarbanes-Oxley internal controls qualifies him to serve on our Board.

Lorin K. Johnson, Ph.D.

Dr. Johnson joined our Board in January 2018. He is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company. In 1989, he co-founded Salix Pharmaceuticals, Inc. (Nasdaq: SLXP), a specialty pharmaceutical company specializing in gastrointestinal products, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSEA: VRX) in April 2015. Prior to Salix, Dr. Johnson served as Director of Scientific Operations and Chief Scientist at Scios, Inc. (formerly California Biotechnology, Inc). Since June 2019, he has been a board member of Edesa Biotech, Inc. (Nasdaq: EDSA), a biopharmaceutical company in the fields of inflammation, infectious disease and gastroenterology. He is also a board member of Glycyx MOR, LTD and Kinisi Therapeutics, Ltd., both GI specialty pharma companies based on the Isle of Man, as well as Intact Inc., a GI specialty drug delivery company based in Belmont, CA. In addition to his career in industry, Dr. Johnson has served as an Assistant Professor of Pathology at Stanford University Medical Center and held academic positions at Stanford University School of Medicine and the University of California, San Francisco. He is the co-author of 75 journal articles and book chapters and is the co-inventor on 22 issued patents. Dr. Johnson holds a Ph.D. from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco.

We believe that Dr. Johnson’s extensive experience in the pharmaceutical and life science industries, both as an executive and investor, qualifies him to serve on our Board.

Michael Rice

Mr. Rice joined our Board in February 2021. Mr. Rice is president and co-founder of LifeSci Advisors, LLC, a life sciences investor relations consultancy, and co-founder of LifeSci Capital, a research-driven investment bank, positions he has held since March 2010. Mr. Rice is also a founding member of LifeSci Communications, LLC, a corporate communications and public relations firm. From June 2019 to December 2020, Mr. Rice also served as Chief Operating Officer and a member of the board of LifeSci Acquisition Corp. until its merger with Vincerx Pharma, Inc. (f/k/a Vincera Pharma, Inc.). Prior to co-founding LifeSci Advisors and LifeSci Capital, Mr. Rice was the co-head of health care investment banking at Canaccord Adams from April 2007 to November 2008, where he was involved in debt and equity financing. Mr. Rice was also was a Managing Director at ThinkEquity Partners from April 2005 to April 2007, where he was responsible for managing Healthcare Capital Markets. Prior to that, from August 2003 to March 2005, Mr. Rice served as a Managing Director at Bank of America, serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice has been a director of Navidea Biopharmaceuticals Inc. (NYSEA: NAVB) since May 2016 and served as a director of RDD from January 2016 until the Company’s merger with RDD in May 2020. Michael received his B.A. from the University of Maryland. Michael holds Series 7, 24, 63, and 79 licenses.

We believe Mr. Rice’s long-running healthcare investment and advisory experience qualifies him to serve on our board of directors.

John Temperato

Mr. Temperato joined our Board in April 2020 upon completion of the RDD Merger and also was appointed our Chief Executive Officer. Mr. Temperato served as the Chief Executive Officer of RDD from March 2019 until April 2020. Prior to joining RDD, Mr. Temperato held various leadership roles, including most notably U.S. President & Chief Operating Officer with Atlantic Healthcare, President & Chief Operating Officer/Chief Commercial Officer with Melinta Therapeutics, and Senior Vice President of Sales and Managed Markets with Salix Pharmaceuticals. Notably, at Salix Pharmaceuticals (Salix), Mr. Temperato played a critical role in the successful commercialization and growth of their broad GI portfolio and executed over ten launches during his tenure at the company driving growth of company revenues from $119 million in 2004 to $2 billion in 2015. Across his career, Mr. Temperato has been instrumental in defining and executing capital efficient go-to-market strategies, business development strategy and overseeing the commercialization and life-cycle management for small molecules, devices, and biologics. Additionally, he has developed strategies for reimbursement and external healthcare policy. He holds a Bachelor of Science degree from the University of Bridgeport in Bridgeport, Connecticut.

We believe that Mr. Temperato’s extensive executive experience in the pharmaceutical and healthcare industries qualifies him to serve on our Board.

Required Vote

Provided there is a quorum for the meeting, the director nominee receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as a director. Votes withheld will have no legal effect on the election of the director. Under applicable exchange listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal One.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NAMED NOMINEE.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board. Our board of directors believes that it is in the best interests of our company to make that determination from time to time based on the position and the direction of our company and the membership of our board of directors. Currently, these roles are held separately. Mr. Temperato serves as Chief Executive Officer and Dr. Sirgo serves as the Board Chair. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the board does not believe that it is appropriate to prohibit one person from serving as both Board Chairman and Chief Executive Officer.

Role of Board in Risk Oversight

The audit committee of our board of directors is primarily responsible for overseeing our risk management on behalf of our board. The audit committee receives reports from management on a regular basis regarding our assessment of risks. In addition, the audit committee reports regularly to our board, which also considers our risk profile. The audit committee and our board of directors focus on the most significant risks we face and our general risk-management strategies. While our board, through our audit committee, oversees our risk management, management is responsible for day-to-day risk-management processes.

Each committee of our board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee oversees management of financial risks. Our compensation committee oversees the management of risks related to our executive compensation plans and arrangements. Our nominating and corporate governance committee manages risks associated with the independence of our board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks.

Independence of Directors

Our common stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of the board, and each member of our audit committee, compensation committee and nominating and corporate governance committee must be independent. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with such person’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the board has determined that each of Mr. Constantino, Dr. Johnson, Mr. Rice and Dr. Sirgo does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under applicable Nasdaq rules. In making these determinations, the board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Committees

As described above, our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each of our audit, compensation and nominating and corporate governance committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of these committees is governed by a formal written charter approved by our board, and a copy of each such charter is available on our website at: http://9meters.com/investors/corporate-governance. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.

Audit Committee

Our audit committee consists of Mr. Constantino (Chair) and Drs. Johnson and Sirgo. Dr. Nissim Darvish was a member of the audit committee until July 2020, when Mr. Constantino joined the board of directors and the audit committee. Prior to Mr. Constantino joining the audit committee, the Chair was Dr. Sirgo. Each of Mr. Constantino and Drs. Johnson and Sirgo, and Dr. Darvish during his period of service on the audit committee, satisfy the independence requirements of Rules 5605(a)(2) and 5605(c)(2) of the Nasdaq Stock Market listing rules and Section 10A(m)(3) of the Exchange Act. The audit committee met four times during 2020. Our board of directors has determined that Mr. Constantino is an “audit committee financial expert,” as that term is defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act, and possesses financial sophistication, as defined under applicable Nasdaq rules. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable SEC and Nasdaq rules. To arrive at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his experience in the corporate finance sector.

The responsibilities of our audit committee include:

•selecting and retaining, compensating, overseeing and, if necessary, terminating the independent registered public accounting firm with respect to its performance of audit services and any permissible non-audit services;

•pre-approving all audit and permitted non-audit and tax services provided by any independent registered public accounting firm;

•reviewing and discussing with the independent registered public accounting firm critical accounting policies and practices, alternative treatments of financial information and other material written communications;

•reviewing and discussing with the independent registered public accounting firm and management our annual financial statements and, following completion of the audit, reviewing separately with the independent registered public accounting firm and management any problems or difficulties encountered during the audit;

•recommending that the audited financial statements be included in our Forms 10-K and producing the Audit Committee Report required to be included in our proxy statements;

•reviewing any other relevant reports or other financial information prepared by management and directing the independent registered public accounting firm to use its best efforts to perform a review of interim financial information prior to our disclosure of such financial information;

•coordinating our board of directors’ oversight of our internal control over financial reporting and disclosure controls and procedures;

•periodically reviewing our Investment Policy for compliance with the Investment Company Act of 1940 and recommending any changes to the Board;

•discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding (i) accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•reviewing and approving, or making recommendations to our board of directors regarding, our policies and procedures for reviewing and approving or ratifying related person transactions, and reviewing, approving and overseeing any related person transactions;

•monitoring compliance with our Code of Ethics and Business Conduct (the “Code”), investigating any alleged breach or violation of the Code, enforcing the provisions of the Code, and reviewing the Code periodically and recommending any changes to the Board; and

•performing an annual review and evaluation of the performance of the audit committee and an annual review of its charter.

Compensation Committee

Our compensation committee consists of Dr. Johnson (Chair), Mr. Rice and Dr. Sirgo. Mr. Constantino was a member of the compensation committee from July 2020, when Mr. Constantino joined the board of directors, until February 2021, when Mr. Rice joined the board and the compensation committee. Each of Dr. Johnson, Mr. Rice and Dr. Sirgo, and Mr. Constantino during his period of service on the compensation committee, satisfy the independence requirements of Rules 5605(a)(2) and 5605(d)(2) of the Nasdaq Stock Market listing rules. The compensation committee met four times during 2020.

The responsibilities of our compensation committee include:

•reviewing and approving, or recommending that our board of directors approve, the compensation of our chief executive officer and all other executive officers;

•periodically reviewing and making recommendations to our board of directors with respect to director compensation;

•reviewing and approving, or recommending that our board of directors approve, incentive compensation plans and equity-based plans;

•if required (which it currently is not), reviewing and discussing with management our “Compensation Discussion and Analysis,” recommending that such disclosure be included in our Form 10-K or proxy statement and producing the Compensation Committee Report on executive officer compensation to be included in our Form 10-K or proxy statement;

•reviewing and approving, or making recommendations to our board of directors regarding, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for our chief executive officer and other executive officers;

•overseeing the management of risks relating to our executive compensation plans and arrangements; and

•performing an annual review and evaluation of the performance of the compensation committee and an annual review of its charter.

Our compensation committee reviews and approves, or recommends for our board’s approval, the compensation of our chief executive officer and our other executive officers. Our compensation committee meets without the presence of executive officers when approving or deliberating on the compensation of our chief executive officer but may, in its discretion, invite our chief executive officer to be present during the approval of, or deliberations with respect to, compensation for our other executive officers. Our compensation committee also periodically reviews and makes recommendations to our board of directors regarding the compensation of our directors. Our compensation committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time.

Our compensation committee has the authority, in its sole discretion, to retain or obtain the advice of such compensation consultants, legal counsel or other advisors as it deems necessary or appropriate. Our compensation committee has not engaged any external compensation consultants.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Rice (Chair), Mr. Constantino and Drs. Johnson and Sirgo. Dr. Darvish was a member of the nominating and corporate governance committee until his resignation from the board in February 2021, thereafter Mr. Rice was appointed to the committee and was also appointed as Chair. Dr. Sirgo joined the nominating and corporate governance committee in September 2020 and Mr. Constantino joined the committee in February 2021. Each of Messrs. Rice and Constantino and Drs. Johnson and Sirgo, and Dr. Darvish during his period of service on the nominating and corporate governance committee, satisfy the independence requirements of Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. Due in part to significant corporate changes, including board composition, during the year, the nominating and corporate governance did not meet during 2020.

The responsibilities of our nominating and corporate governance committee include:

•identifying and screening individuals qualified to become members of our board of directors;

•recommending the number of members that shall serve on our board of directors;

•evaluating and reviewing the qualifications and independence of existing and prospective directors;

•selecting and approving the director nominees to be submitted to a stockholder vote at our Annual Meeting of stockholders;

•developing and recommending corporate governance guidelines to our board of directors;

•periodically reviewing our board of directors’ leadership structure;

•overseeing the review by our board of directors, from time to time, of succession planning for senior executives;

•overseeing the evaluation of our board of directors and its committees; and

•performing an annual review and evaluation of the performance of our nominating and corporate governance committee and an annual review of its charter.

Our nominating and corporate governance committee identifies persons as candidates to serve on the board of directors and selects, or recommends that our board of directors select, the nominees for directorships to be filled by our board of directors or by our stockholders at an annual or special meeting. In evaluating the suitability of individual candidates, our nominating and corporate governance committee may take into account many factors, including, among others, personal and professional integrity, ethics and values, experience in corporate management, strong finance experience, practical and mature business judgment, experience relevant to our industry, experience as a board member or executive officer of another publicly held company, relevant academic expertise or other proficiency in an area of our operations, diversity of expertise and experience in substantive matters pertaining to our business relative to other board members and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. Neither our board of directors nor our nominating and corporate governance committee has developed a policy with respect to diversity in identifying nominees for director, other than to consider diversity when assessing nominees. Our nominating and corporate governance committee evaluates each person in the context of our board of directors as a whole, with the objective of assembling a group that can best effect and perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment, using its diversity of experience in these various areas.

Our nominating and corporate governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. Stockholder recommendations should be submitted to us under the procedures discussed in “Stockholder Communications with the Board,” and should include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Board Meetings and Attendance

Our board of directors meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time. During 2020, the board of directors held nine meetings and each director attended at least 75% of the aggregate total number of meetings held by the board of directors and each committee on which he served during the period each director was appointed during 2020. Additionally, Dr. Sirgo and Mr. Temperato attended the Annual Meeting of Stockholders held on June 30, 2020. We do not have a stated policy regarding director attendance at annual stockholder meetings, but strongly encourage our directors to attend each such meeting.

Stockholder Communications with the Board

Stockholders who wish to communicate with our board of directors may do so by sending written communications to our Corporate Secretary addressed as follows: 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615. The communications will be reviewed by the Corporate Secretary. Our Corporate Secretary will forward such communication to the board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case our Corporate Secretary shall discard the communication.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. Our Code of Ethics and Business Conduct is available on the “Corporate Governance Overview” page of the “Investors” section of our website, which may be accessed by navigating to www.9meters.com/corporate-governance/. We intend to post on our website and (if required) file on Form 8-K all disclosures that are required by applicable law, the rules of the SEC or the Nasdaq listing standard, concerning any amendment to, or waiver from, our Code of Ethics and Business Conduct. However, the reference to our website does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this Proxy Statement.

Currently, the Company does not have any practices or policies regarding hedging transactions.

PROPOSAL 2

TO AMEND OUR CHARTER TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The board of directors has adopted, subject to stockholder approval, an amendment to our Charter, to increase the number of shares of capital stock from 360,000,000 to 560,000,000 authorized for issuance and increase the number of shares of common stock authorized for issuance from 350,000,000 to 550,000,000 (the “Charter Amendment”). As of the record date, the Company had [_______] shares of common stock issued and outstanding, and [_______] shares of common stock reserved for issuance.

Background

The board of directors believes that the increase in the number of authorized shares of common stock is necessary to provide the Company with a sufficient number of authorized shares of common stock available for general corporate purposes including, but not limited to: (i) issuing shares of common stock to attract and retain employees and consultants and (ii) retaining the flexibility to pursue future potential strategic transactions requiring share issuances. Our reserve of authorized but unissued common stock was substantially reduced when we completed the RDD Merger in April 2020 and our acquisition of Naia Rare Diseases, Inc. in May 2020, when we strengthened our balance sheet with our May 2020 offering of preferred stock, which has since converted into common stock, and by our December 2020 and April 2021 offerings of common stock.

The board of directors believes that having an increased amount of authorized shares of common stock available for issuance in the future will give the Company greater flexibility and allow such shares of common stock to be issued without the expense and delay of an additional special meeting of stockholders, unless such approval is expressly required by applicable law.

Effects

The terms of the additional shares of common stock will be identical to those of the currently outstanding common stock and will not affect the relative voting power or equity interest of any stockholder, except to the extent we issue shares of common stock in the future. This amendment to increase the authorized shares of common stock will not change the current number of shares or the par value of common stock outstanding.

We do not have any current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock other than as disclosed in the Company’s filings with the SEC, including potential issuance of shares of common stock upon the exercise of outstanding warrants and options. However, we might decide to seek additional financing through equity or debt issuances to provide additional capital to sustain our operations. The issuance of any shares of common stock, or securities convertible into common stock, in connection with any such financing, might dilute the proportionate ownership and voting power of existing stockholders and depress the market price of our common stock. Although the future issuance of additional shares of common stock would dilute the relative ownership interests of existing stockholders, the board of directors believes that having the flexibility to issue additional shares in appropriate circumstances could increase the overall value of the Company to its stockholders.

No further stockholder approval would be required prior to the issuance of the additional shares of common stock authorized by the amendment, except as may be required in particular cases by our Charter, the Delaware General Corporation Law or other applicable law, regulatory agencies or Nasdaq Listing Rules. There are no cumulative voting, preemptive, subscription or conversion rights associated with our shares of common stock, which means that current stockholders do not have a right to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt, the additional shares of common stock that would become available for issuance if this proposed amendment is approved could also be used by the board of directors, subject to its fiduciary duties, to oppose a hostile takeover attempt or to delay or prevent changes in control.

If adopted, the Charter Amendment will become effective upon the filing of an amendment to our Charter with the Secretary of State of the State of Delaware, which we intend to do promptly after stockholder approval is obtained.

The general description of the amendment set forth herein is a summary only and the full text of the proposed Charter Amendment is attached as Annex A to this Proxy Statement.

Required Vote

Provided there is a quorum for the meeting, approval of the Charter Amendment requires the affirmative vote of a majority of the shares outstanding which are entitled to vote on the proposal as of the record date. Abstentions will have the same effect as a vote against this Proposal 2. The approval of a charter amendment to increase the shares authorized is expected to be considered a “routine” matter on which brokers may vote without specific instructions from the customer, so no broker non-votes are expected in connection with this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and has further directed that we submit our audit committee’s selection of MHM as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. MHM audited the financial statements of the Company for the year ended December 31, 2020. Representatives of MHM are expected to be present at the Annual Meeting, either in person or by telephone, depending on the COVID-19 situation. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of MHM as the Company’s independent registered public accounting firm. However, we are submitting the selection of MHM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will reconsider the retention of MHM. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of 9 Meters and its stockholders.

Principal Accountant Fees and Services

Substantially all of MHM personnel, who work under the control of MHM shareholders, are employees of wholly-owned subsidiaries of CBIZ, Inc., which provides personnel and various services to MHM in an alternative practice structure. The following table represents aggregate fees billed to the Company by MHM, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.

	Fiscal Year Ended
	2020	2019
	(in thousands)
Audit Fees (1)	$349	$287
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$349	$287

(1) Audit fees consist of fees billed for the professional services rendered to the Company for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2020 and 2019, reviews of the quarterly financial statements during the periods, the issuance of consent and comfort letters in connection with registration statement filings, and all other services that are normally provided by the accounting firm in connection with statutory and regulatory filings and engagements.

All fees described above were approved by our audit committee.

Pre-Approval Policies and Procedures

Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Our audit committee has determined that the rendering of services other than audit services by MHM to date are compatible with maintaining the principal accountant’s independence.

Required Vote

Provided there is a quorum for the meeting, ratification of the appointment of MHM as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares represented at the meeting which are entitled to vote on the proposal. Abstentions will have the same effect as a vote against this Proposal 3. Since the ratification of the appointment of MHM is considered a “routine” matter on which brokers may vote without specific instructions from the customer, no broker non-votes are expected in connection with this Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD1

The principal purpose of the audit committee is to assist the board of directors in its oversight of 9 Meters’ accounting and financial reporting processes and audits of 9 Meters’ consolidated financial statements. 9 Meters’ audit committee is responsible for appointing, evaluating, retaining and, when necessary, terminating 9 Meters’ independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm.

Management is responsible for 9 Meters’ internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of 9 Meters’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) to obtain reasonable assurance that 9 Meters’ consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States.

In this context, the audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2020, with management and Mayer Hoffman McCann P.C. The audit committee has discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The audit committee has also received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, the audit committee in place in March 2021 recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed on March 22, 2021.

Submitted by the Audit Committee

Michael Constantino, Chairman
Lorin Johnson, Ph.D.
Mark Sirgo, M.D.

1The information contained in the following report of 9 Meters’ audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by 9 Meters under the Exchange Act or the Securities Act of 1933 unless and only to the extent that 9 Meters specifically incorporates it by reference.

EXECUTIVE OFFICERS OF THE COMPANY

For information regarding Mr. Temperato, our Chief Executive Officer, please see his biography above under "Directors."

Edward J. Sitar.

Mr. Sitar, age 60, became our Chief Financial Officer in July 2019. Most recently he served as the Chief Financial Officer of Ammon Analytical Laboratory, a company focused on specialty testing for the drug treatment community, from April 2017 to November 2018. Previously, he served as the Chief Financial Officer of Cancer Genetics, Inc. (CGIX), a company focused on precision medicine for oncology, from March 2014 until February 2017. Prior to his service at Cancer Genetics, he served from January 2013 to December 2013 as the Chief Financial Officer-New Business of Healthagen, an Aetna company offering health products and services, and served as Chief Financial Officer of ActiveHealth Management from August 2010 to December 2012. From April 2001 to May 2010, he served as Executive Vice President and Chief Financial Officer of Cadent Holdings, Inc., a privately-held company that provided three-dimensional digital scanning services for dentists and orthodontists. From August 1998 to April 2001, Mr. Sitar served as Chief Financial Officer and Treasurer of MIM Corporation, now BioScrip, Inc., a publicly traded specialty pharmaceutical and pharmacy benefit management service provider. From May 1996 to August 1998, Mr. Sitar was the Vice President of Finance for Vital Signs, Inc., a publicly traded manufacturer and distributor of single use medical products. From June 1993 to April 1996, Mr. Sitar was the Controller of Zenith. From 1982 through July 1993, he was with Coopers & Lybrand, a public accounting firm. He holds a B.S. in accounting from the University of Scranton and is licensed as a Certified Public Accountant in New Jersey.

EXECUTIVE COMPENSATION

This Executive Compensation section describes the material elements of our compensation program for our “named executive officers” during 2020. For 2020, our “named executive officers” consists of the two individuals who served as our principal executive officer during 2020, the only other person serving as an executive officer as of December 31, 2020, plus an individual who was an executive officer during 2020 but was not an executive officer on December 31, 2020. Our named executive officers for 2020 were:

•Mr. Temperato, who has served as our President and Chief Executive Officer (our “CEO”) since April 2020;
•Dr. Laumas, who was our President and Chief Executive Officer (our “former CEO”) from February 2019 until April 2020;
•Edward J. Sitar, who has served as our Chief Financial Officer (our “CFO”) since June 2019; and
•Patrick Griffin, M.D., F.A.C.P., who serves as our Chief Medical Officer (our “CMO”), but due to a reorganization of management following the RDD Merger, stopped serving as an executive officer in April 2020, but remains serving as our CMO.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)	Total ($)
John Temperato	2020	$328,708	$—	$326,577	$1,253,588	$159,375	$—	$2,068,248
President and Chief Executive Officer (5)	2019	$—	$—	$—	$—	$—	$—	$—

Edward J. Sitar	2020	$311,000	$—	$—	$381,810	$86,400	$—	$779,210
Chief Financial Officer(6)	2019	$142,500	$213,750	$—	$256,608	$—	$—	$612,858

Sandeep Laumas, M.D.	2020	$115,974	$—	$—	$209,436	$—	$206,085	$531,495
Former Chief Executive Officer & Former Executive Chairman (7)	2019	$275,000	$212,438	$—	$200,152	$—	$—	$687,590

Patrick Griffin, M.D., F.A.C.P.	2020	$393,250	$—	$129,643	$319,889	$107,300	$—	$950,082
Chief Medical Officer (8)	2019	$388,125	$125,000	$183,375	$448,441	$—	$—	$1,144,941

(1)During May 2020, the compensation committee awarded cash bonuses to certain executives and senior employees for 2019 performance (the “2019 Bonus”). The 2019 Bonus was determined as a percentage of the executive’s annual base salary.
(2)The amount in the “Stock Awards” column reflects the grant date fair value of restricted stock units granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation. The grant date fair value, which is based on the value of the underlying common stock on the date of grant, does not reflect the actual economic value that will be realized by the executives upon the vesting of the restricted stock units or the sale of the common stock underlying the award.
(3)The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the accompanying financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 22, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(4)During February 2021, the compensation committee awarded non-equity incentive plan compensation to certain executives and senior employees for 2020 performance (the “2020 Bonus”). See section entitled “Employment Agreements with Our Named Executive Officers” below for further details of non-equity incentive plan compensation that may be awarded under those agreements.
(5)Mr. Temperato was appointed as Chief Executive Officer effective April 30, 2020, upon closing of the RDD Merger.
(6)Mr. Sitar was appointed as Chief Financial Officer effective July 1, 2019.
(7)Dr. Laumas was appointed as Chief Executive Officer and Executive Chairman on February 19, 2019 and served in those roles through April 30, 2020. Upon closing of the RDD Merger on April 30, 2020, Dr.

Laumas resigned from his positions as Chief Executive Officer and Executive Chairman but continues his service on the Board until the 2021 Annual Meeting of Stockholders. Other compensation represents severance payments to Dr. Laumas in accordance with his employment agreement and payment of NC Continuation of Insurance Coverage premiums.
(8)Dr. Griffin was appointed as Chief Medical Officer effective February 16, 2019, but due to a reorganization of management following the RDD Merger, stopped serving as an executive officer in April 2020, but remains serving as our CMO.
Narrative Disclosure to Summary Compensation Table
The primary elements of compensation for our named executive officers consisted of base salary, equity-based compensation awards and other compensation such as discretionary bonuses and annual non-equity incentive bonuses. Our named executive officers are also able to participate in employee benefit plans and programs that we offer to our other full-time employees on the same basis. Each of our named executive officers is (or was) compensated by us pursuant to an executive employment agreement, the terms of which are described below under “Employment Agreements with Our Named Executive Officers.”
Base Salary
The base salary payable to our named executive officers was intended to provide a fixed component of compensation that reflected the executive’s skill set, experience, role and responsibilities.
Bonus
Although we did not have a written bonus plan, the Board had the authority, in its discretion, to award bonuses to its executive officers on a case-by-case basis. Each 2019 Bonus was granted as a percentage of the executive’s base salaries to reward the executive officers for company and individual success in 2019 and specifically as related to the RDD Merger.

Pursuant to their respective employment agreements, each named executive officer is eligible for an annual non-equity incentive award, based on goals established by the Board. In 2020, the Board set goals related to various operational and financial objectives. The Board determined that the goals for each of Mr. Temperato, Mr. Sitar and Dr. Griffin were met 100% which entitled them to the awards set out in the Summary Compensation Table above.
Equity Awards
We currently have two equity incentive plans, the 2015 Stock Incentive Plan and the 2012 Omnibus Incentive Plan, as amended. In 2018, we adopted the 2012 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), and will no longer award options under the 2015 Stock Incentive Plan. In addition, pursuant to the RDD Merger Agreement, we assumed previously issued option grant agreements awarded to RDD employees upon consummation of the RDD Merger on April 30, 2020. For information about stock option awards granted to our named executive officers, see the “Outstanding Equity Awards at Year-end” table below. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention by incentivizing executives to continue employment during the vesting period.

Health, Welfare and Additional Benefits

Each of our named executive officers was eligible to participate in our employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
John Temperato	375,000	(1)	625,000	$0.70	4/30/2030	—	$—
	—	(2)	310,345	$0.62	7/6/2030	—	$—
	—	(2)	639,655	$1.07	11/27/2020	—	$—
	—	(3)	650,000	$1.07	11/27/2020	—	$—
	246,743	(4)	—	$0.74	4/30/2025	—	$—
	—	(5)	—	$—		203,667	$217,924

Edward J. Sitar	350,000	(6)	—	$1.17	7/1/2029	—	$—
	176,156	(7)	—	$0.60	4/24/2030	—	$—
	46,875	(1)	78,125	$0.70	4/30/2030	—	$—
	—	(2)	550,000	$0.62	7/6/2030	—	$—
	—	(3)	225,000	$0.62	7/6/2030	—	$—

Sandeep Laumas, M.D.	113,059	(8)	—	$2.08	3/20/2027	—	$—
	99,869	(9)	—	$2.34	8/29/2027	—	$—
	400,000	(10)	—	$0.89	2/18/2029	—	$—
	389,294	(7)	—	$0.60	4/24/2030	—	$—
	20,833	(11)	129,167	$0.62	7/6/2030	—	$—

Patrick Griffin, M.D., F.A.C.P.	500,000	(12)	—	$1.65	5/16/2029	—	$—
	56,250	(1)	93,750	$0.70	4/30/2030	—	$—
	—	(2)	525,000	$0.62	7/6/2030	—	$—
	—	(3)	225,000	$0.62	7/6/2030	—	$—
(1) This option was granted under the Omnibus Plan, and 25% of these options vested on April 30, 2020, with the remainder vesting monthly over the next 48 months.
(2) This option was granted under the Omnibus Plan, and 25% of these options will vest on July 6, 2021, with the remainder vesting monthly over the next 36 months.
(3) This option was granted under the Omnibus Plan, and vest upon satisfaction of certain performance criteria at the discretion of the Board.
(4) This option was granted by RDD Pharma, Ltd. and was assumed by the Company pursuant to the RDD Merger Agreement upon consummation of the RDD Merger on April 30, 2020.
(5) This grant of RSUs vests in full on November 25, 2021, contingent upon Mr. Temperato’s continued service with the Company.
(6) This option was granted under the Omnibus Plan, and 7.5% vested on December 31, 2019. The remainder of the options vesting was accelerated upon completion of the RDD Merger on April 30, 2020.
(7) This option was granted under the Omnibus Plan, and was fully vested on the date of grant, April 24, 2020.
(8) This option was granted under the Private Innovate Plan and vests monthly over four years, with the first installment vesting on February 28, 2017. Upon completion of the RDD Merger on April 30, 2020, the remaining unvested shares were accelerated and immediately vested.

(9) This option was granted under the Private Innovate Plan and vests monthly over three years, with the first installment vesting on July 1, 2017. Upon completion of the RDD Merger on April 30, 2020, the remaining unvested shares were accelerated and immediately vested.
(10) This option was granted under the Omnibus Plan, and 25% of the options vested on February 19, 2019, with the remainder vesting monthly over the next 48 months. Upon completion of the RDD Merger on April 30, 2020, the remaining unvested shares were accelerated and immediately vested.
(11) This option was granted under the Omnibus Plan, and vest in equal installments over 36 months beginning on July 6, 2020.
(12) This option was granted under the Omnibus Plan, and 25% of the options vested on February 15, 2019, with the remainder vesting monthly over the next 48 months. Upon completion of the RDD Merger on April 30, 2020, the remaining unvested shares were accelerated and immediately vested.

Employment Agreements with Our Named Executive Officers

John Temperato

We entered into an executive employment agreement with Mr. Temperato, effective April 30, 2020, which included provisions with respect to, among other things, base salary. Pursuant to the executive employment agreement with Mr. Temperato, he receives an initial base salary of $450,000 per year, subject to review and adjustment by the Board from time to time. Effective January 1, 2021, Mr. Temperato’s salary was increased to $537,100. Upon execution of the employment agreement, the Board approved an option grant to Mr. Temperato to purchase 1,000,000 shares of Common Stock, which vested 25% upon grant, with the remainder vesting in 48 equal month installments, provided that Mr. Temperato remains an employee of the Company as of each such vesting date. Mr. Temperato is eligible to receive an annual non-equity incentive cash award with a target amount of 40% of his base salary, as determined by the Board in its sole discretion (and pro-rated for 2020). Mr. Temperato is also eligible to participate in the Company’s other employee benefit plans in effect from time to time on the same bases as are generally made available to other senior executive employees of the Company.

If the employment of Mr. Temperato is terminated by the Company without “Cause” or by Mr. Temperato for “Good Reason” (each as defined in the employment agreement), in each case subject to Mr. Temperato entering into and not revoking a separation agreement, Mr. Temperato will be eligible to receive 12 months of his then-current salary, the prorated amount of his target year-end annual non-equity incentive award, and accelerated vesting of his unvested options and restricted stock unit awards that were scheduled to vest in the 12 months following termination.

Effective November 27, 2020, the Board cancelled certain stock option awards to Mr. Temperato that were intended to be granted to Mr. Temperato on July 6, 2020 (collectively, the “Original Stock Options”) under the 2012 Plan. The purpose of the cancellation was to correct an inadvertent error that occurred when the Company included a number of shares in the Original Stock Options that exceeded the previous annual individual award limit under the 2012 Plan of 1.5 million shares of common stock. The individual award limit was increased by the Board in November 2020 to 4 million shares of Company common stock. Following the increase of the individual award limit, and in lieu of the Original Stock Options that were granted in excess of the prior individual award limit, the Board granted Mr. Temperato the following new stock awards: 639,655 shares of common stock, subject to time-based vesting, and 650,000 shares of common stock, subject to performance-based vesting, each at an exercise price of $1.07. Additionally, the Board granted Mr. Temperato 203,667 shares of restricted stock, vesting on November 25, 2021, contingent upon his continued relationship with the Company, in order to compensate him for the lost value of the Original Stock Options due to the increased exercise price of the new options. The portion of the Original Stock Options relating to 310,345 shares of common stock that were not in excess of the prior individual award limit remain in effect. Prior option grants made to Mr. Temperato in April 2020 and June 2020 also remain in effect.

Edward J. Sitar

We entered into an executive employment agreement with Mr. Sitar effective July 1, 2019. Pursuant to the executive employment agreement with Mr. Sitar, Mr. Sitar receives an annual base salary of $285,000, subject to periodic increase as the Company may determine. Effective January 1, 2021, Mr. Sitar’s salary was increased to $371,500. Mr. Sitar’s employment agreement provides that Mr. Sitar will receive an initial grant of options to purchase up to 350,000 shares of the Company’s common stock, which award will vest with respect to 7.5% of the shares on the six-month anniversary of July 1, 2019, 7.5% of the shares on the one-year anniversary of July 1, 2019, and the remainder of the shares in 36 equal monthly installments on the last day of each successive month thereafter. In addition to Mr. Sitar’s initial equity award, Mr. Sitar is eligible to participate in (i) any equity compensation plan or similar program established by the Company and (ii) any bonus or similar incentive plans established by the Company that may be applicable to executives of the Company at Mr. Sitar’s level, with participation in such bonus or similar incentive plans based on a target of 30% - 50% of Mr. Sitar’s base salary. Mr. Sitar is also generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives, with a target bonus opportunity of between 25% and 50% of his base salary.

If we terminate Dr. Sitar’s executive employment agreement for any reason other than for “cause,” or if Mr. Sitar terminates his executive employment agreement for “Good Reason,” then Mr. Sitar is entitled to receive 6 months of his then-current salary (provided that such termination occurs on or after the 12-month anniversary of the date of employment) and up to 3 months of reimbursement of additional costs he incurs in connection with continuation of health insurance benefits, provided that Mr. Sitar executes and does not revoke a release and settlement agreement in a form satisfactory to us.

Sandeep Laumas, M.D.

On March 11, 2018, we entered into an amended and restated executive employment agreement with Dr. Laumas. Under this amended and restated executive employment agreement, Dr. Laumas was entitled to receive an annual base salary of $275,000, subject to periodic increase, and was generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives. If we were to terminate the amended and restated executive employment agreement other than “for cause,” or if Dr. Laumas were to terminate the executive employment agreement for “Good Reason,” then Dr. Laumas was entitled to receive 12 months of his then-current base salary and up to 12 months of continuation of health insurance benefits, provided that he executed and did not revoke a release and settlement agreement in a form satisfactory to us.

On February 18, 2019, the Board appointed Dr. Laumas to the additional position of Chief Executive Officer. In connection with this appointment, we entered into an amendment to Dr. Laumas’s amended and restated executive employment agreement that provided that any subsequent cessation of Dr. Laumas’s status as Chief Executive Officer would not constitute “Good Reason” under his executive employment agreement.

In May 2020, in connection with the RDD Merger, the Company entered into a separation agreement with Dr. Laumas (in his capacity as Chief Executive Officer of the Company, not in his capacity as a director) for his full release of any claims against the Company to the maximum extent permitted by law, in exchange for certain severance benefits. Pursuant to the separation agreement, effective on the closing date of the Merger, Dr. Laumas resigned from his position as Chief Executive Officer and received severance pay of $275,000, payable in installments over the 12-month period following separation, and 12 months of COBRA supplement.

Patrick Griffin, M.D., F.A.C.P.

Dr. Griffin was appointed as Chief Medical Officer effective February 15, 2019, and provided consulting services as head of clinical development from November 2018 until February 2019. The Company entered into an executive employment agreement with Dr. Griffin in February 2019.

Pursuant to the executive employment agreement with Dr. Griffin, Dr. Griffin receives an annual base salary of $375,000 and received a performance bonus of $75,000 during 2019 upon dosing the first patient in our Phase 3 clinical trial in celiac disease. Effective January 1, 2021, Dr. Griffin’s salary was increased to $430,200. Dr. Griffin is also generally eligible to participate in employee benefit and bonus programs established by us from time to time that may be applicable to our executives, with a target non-equity incentive plan cash award opportunity of between 25% and 50% of his base salary.

During 2019, Dr. Griffin received an initial grant of options to purchase 500,000 shares of our common stock, with 25% vesting on the date of grant and the remainder vesting over four years. In addition, Dr. Griffin received an initial grant of 100,000 restricted stock units, with 25% vesting immediately on the date of grant and the remainder vesting over one year.

If we terminate Dr. Griffin’s executive employment agreement for any reason other than for “cause,” or if Dr. Griffin terminates his executive employment agreement for “Good Reason,” then Dr. Griffin is entitled to receive 12 months of his then-current salary and up to 12 months of continuation of health insurance benefits, provided that Dr. Griffin executes and does not revoke a release and settlement agreement in a form satisfactory to us. Dr. Griffin is also entitled to receive his annual non-equity incentive plan cash award for the year of termination as determined by the Board, pro-rated based on the number of days Dr. Griffin was employed during the year of termination.

2020 Director Compensation

The following table provides compensation information regarding our non-employee directors for the year ended December 31, 2020.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2) ($)	Total ($)
Lorin K. Johnson, Ph.D.	$74,167	$67,066	$141,233
Mark Sirgo, Pharm.D.	$62,500	$161,725	$224,225
Michael Constantino	$30,000	$70,281	$100,281
Nissim Darvish, M.D., Ph.D. (3)	$35,000	$60,420	$95,420
Sandeep Laumas, M.D. (4)	$25,000	$70,281	$95,281
Roy Proujansky, M.D. (5)	$60,000	$8,936	$68,936
Anthony E. Maida III, Ph.D., M.A., M.B.A. (6)	$106,667	$8,936	$115,603
Saira Ramasastry, M.S., M. Phil. (6)	$93,333	$8,936	$102,269

(1)Fees earned or paid in cash reflect the non-employee director compensation earned or paid in cash during the year ended December 31, 2020.
(2)The amounts in the “Option Awards” column reflect the aggregate Black-Scholes grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation-Stock Compensation. The assumptions that were used to calculate the value of these awards are discussed in Notes 1 and 9 to the accompanying consolidated financial statements included in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 22, 2021. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(3)Dr. Darvish resigned effective as of February 12, 2021.
(4)Dr. Laumas will not stand for re-election at the 2021 Annual Meeting of Stockholders.
(5)Dr. Proujansky resigned effective as of June 30, 2020.
(6)This director resigned following the RDD Merger, effective April 30, 2020.

The table below shows the aggregate number of option awards held as of December 31, 2020 by each of our non-employee directors who was serving as of that date.

Name	Options Outstanding as of December 31, 2020
Lorin K. Johnson, Ph.D.	526,492
Mark Sirgo,PharmD	396,743
Michael Constantino	150,000
Sandeep Laumas, M.D.	1,152,222

Non-Employee Director Compensation Policy

On September 21, 2018, we adopted a policy with respect to compensation of our non-employee directors, the Non-Employee Director Compensation Policy, which remained in effect until May 2020. Each non-employee director is eligible to receive annual cash and equity compensation for his or her service without further action by the Board, subject to continued service on the Board. Pursuant to the Non-Employee Director Compensation Policy, our non-employee directors received the following annual retainers:

Position	Retainer
Board member	$40,000
Chairman of the Board	35,000
Audit Committee Chair	25,000
Audit Committee member	7,500
Compensation Committee Chair	15,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	15,000
Nominating and Corporate Governance member	7,500

In addition, each non-employee director who serves on the Board as of the date of any annual meeting of our stockholders (the “Annual Meeting”) will automatically be granted on the date of such Annual Meeting, options to purchase 25,000 shares of our common stock. The annual equity awards will vest monthly over a period of three years, subject to continued service on our Board. Except as otherwise determined by the Board, each non-employee director who is initially elected or appointed to the Board on any date other than the date of the Annual Meeting will automatically be granted options to purchase 50,000 shares of our common stock. 10% of the underlying shares will vest immediately on the date of grant, with the remainder of shares vesting over 36 equal monthly installments.

Effective May 1, 2020, we revised our Non-Employee Director Compensation Policy by reducing some fees and lengthening the vesting for some option grants. Under the revised policy, our non-employee directors receive the following annual retainers, to be paid quarterly:

Position	Retainer
Board member	$37,500
Chairman of the Board	35,000
Audit Committee Chair	15,000
Audit Committee member	7,500
Compensation Committee Chair	10,000
Compensation Committee member	7,500
Nominating and Corporate Governance Chair	7,500
Nominating and Corporate Governance member	3,750

Under the revised policy, each non-employee director who is initially elected or appointed to the Board on any date other than the date of the Annual Meeting will automatically be granted options to purchase 150,000 shares of our common stock. The initial equity awards will vest monthly over a period of three years, subject to continued service on our Board. In addition, each non-employee director who serves on the Board as of the date of any Annual Meeting will automatically be granted an option on the date of such Annual Meeting, with the number of options and vesting period to be determined by the Compensation Committee.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Charter and Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock as of May 4, 2021, (except where otherwise indicated) by:
•each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 4, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
OrbiMed Advisors, LLC (2)	32,503,255	12.6%
Adage Capital Management, L.P. (3)	13,000,000	5.2%
Directors and Named Executive Officers:
John Temperato (4)	2,064,415	*
Edward J. Sitar (5)	831,888	*
Sandeep Laumas, M.D. (6)	1,909,228	*
Lorin K. Johnson, Ph.D. (7)	591,925	*
Mark Sirgo, Pharm.D. (8)	1,646,694	*
Michael Constantino (9)	79,941	*
Michael Rice (10)	16,667	*
All directors and executive officers as a group (7 persons) (11)	7,140,758	2.8%

* Represents beneficial ownership of less than 1% of the shares of common stock outstanding

(1)	The percentage of beneficial ownership is based on [ ] shares of common stock outstanding as of May 4, 2021.

(2)	Based solely on a Schedule 13D/A filed with the SEC on April 7, 2021 by OrbiMed Israel BioFund GP Limited Partnership (“OrbiMed BioFund”) and Orbimed Israel GP Ltd. (“OrbiMed Israel”). Consists of securities held by OrbiMed Israel Partners Limited Partnership (“OIP”): (i) 25,716,755 shares of common stock and (ii) warrants to purchase up to 6,786,500 shares of common stock. OrbiMed BioFund and OrbiMed Israel may be deemed to indirectly beneficially own the securities held by OIP and share the power to direct the vote and to direct the disposition of securities. OrbiMed Israel exercises this investment power through an investment committee comprised of Carl L. Gordon, Jonathan T. Silverstein, Nissim Darvish (a former director of the Company), Anat Naschitz, and Erez Chimovits, each of whom disclaims beneficial ownership of the securities held by OIP, except to the extent of their pecuniary interest therein. The address of the principal office of OrbiMed BioFund and OrbiMed Israel is 89 Medinat Ha Yehudim St., Building E, 11th Floor, Herzliya 46766 Israel.

(3)	Based solely on a Schedule 13G filed with the SEC on December 28, 2020 by Adage Capital Partners, L.P. Consists of 13,000,000 shares of common stock held directly by Adage Capital Partners, L.P. The address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)	Consists of (i) 1,077,522 shares of common stock held by Mr. Temperato, (ii) options to purchase 715,493 shares of common stock held by Mr. Temperato that are exercisable within 60 days of May 4, 2021, and (iii) warrants to purchase up to 271,400 shares of common stock.

(5)	Consists of (i) 179,338 shares of common stock held by Mr. Sitar, (ii) options to purchase 584,750 shares of common stock held by Mr. Sitar that are exercisable within 60 days of May 4, 2021, and (iii) warrants to purchase up to 67,800 shares of common stock.

(6)	Consists of (i) 60,400 shares of common stock held by Dr. Laumas, (ii) 758,373 shares held by Bearing Circle Capital LLC, (iii) options to purchase 1,048,055 shares of common stock held by Dr. Laumas that are exercisable within 60 days of May 4, 2021 and (iv) warrants to purchase up to 42,400 shares of common stock. Dr. Laumas is affiliated with Bearing Circle Capital and has voting and investment power over the shares held by Bearing Circle Capital. Dr. Laumas disclaims beneficial ownership of the shares held by Bearing Circle Capital LLC except to the extent of his pecuniary interest therein.

(7)	Consists of (i) 84,800 shares of common stock held by Dr. Johnson, (ii) options to purchase 422,325 shares of common stock that are exercisable within 60 days of May 4, 2021, and (iii) warrants to purchase up to 84,800 shares of common stock.

(8)	Consists of (i) 1,074,066 shares of common stock held by Dr. Sirgo, (ii) 21,485 shares of common stock held by Dr. Sirgo’s spouse; (iii) options to purchase 296,743 shares of common stock exercisable within 60 days of May 4, 2021, and (iv) warrants to purchase up to 254,400 shares of common stock.

(9)	Consists of (i) 34,108 shares of common stock held by Mr. Constantino and (ii) options to purchase 45,833 shares of common stock that are exercisable within 60 days of May 4, 2021.

(10)	Consists of options to purchase 16,667 shares of common stock that are exercisable within 60 days of May 4, 2021.

(11)	Consists of (i) 3,290,092 shares of common stock, (ii) options to purchase 3,129,866 held by the Company’s current directors and executive officers that are exercisable within 60 days of May 4, 2021, and (iii) warrants to purchase up to 720,800 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy and Procedures

The board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, in which the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Notwithstanding anything therein to the contrary, the policy is to be interpreted only in such a manner as to comply with Item 404 of Regulation S-K.

Certain Related Person Transactions

Described below is each transaction occurring since January 1, 2019, and any currently proposed transaction to which we were or are to be a participant, respectively, and in which:

•The amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•Any person (i) who since January 1, 2019 served as a director or executive officer of the Company or any member of such person’s immediate family that had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation” or (ii) who, at the time when a transaction in which such person had a direct or indirect material interest occurred or existed, was a beneficial owner of more than 5% of our outstanding common stock or any member of such person’s immediate family.

Each of these transactions was approved pursuant to our related transaction policy.

Equity Financing:

On May 4, 2020, we closed the RDD Merger Financing and sold an aggregate of (i) 382,779 shares of Series A Preferred Stock, par value $0.0001 per share, which converted into 38,277,900 shares of common stock on June 30, 2020, upon receipt of approval by our stockholders, and (ii) Preferred Warrants to purchase up to 382,779 shares of Series A Preferred Stock, which following the Automatic Conversion became exercisable for 38,277,900 shares of common stock. Our Chief Executive Officer, Chief Financial Officer and members of our Board (collectively referred to as the “9 Meters Purchasers”), purchased an aggregate of 7,507,300 shares of common stock in the offering at the public offering price and on the same terms as the other purchasers in the offering. The underwriters received the same underwriting discount on the shares purchased by the 9 Meters Purchasers. The aggregate purchase price of the common stock units issued to the 9 Meters Purchasers was approximately $4.4 million.

Pursuant to the Underwriting Agreement in connection with our December 2020 offering, we issued an aggregate of 53,076,924 shares of common stock at a price of $0.65 per share. Of the shares issued in our December 2020 offering, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors purchased an aggregate of 446,153 shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in the offering. The underwriters received the same underwriting discount on the shares purchased by our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors.

The aggregate purchase price of the common stock shares issued to our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors was $290,000.

Pursuant to the Underwriting Agreement in connection with our April 2021 offering, we issued an aggregate of 34,500,000 shares of common stock at a price of $1.00 per share. Of the shares issued in our April 2021 offering, our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors purchased an aggregate of 450,000 shares of common stock in this offering at the public offering price and on the same terms as the other purchasers in the offering. The underwriters received the same underwriting discount on the shares purchased by our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors. The aggregate purchase price of the common stock shares issued to our Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors was $450,000.

Agreement with LifeSci Advisors

Michael Rice, a member of our Board since March 2021, is a Founding Partner of LifeSci Advisors, LLC and LifeSci Communications, LLC. Prior to his becoming a director, on April 1, 2020 we entered into a master services agreement with both LifeSci Advisors, LLC and LifeSci Communications, LLC, to provide investor relations and public relations services, respectively. During the years ended December 31, 2020, we incurred approximately $139,000 in expenses with LifeSci Advisors, LLC and approximately $148,000 in expenses with LifeSci Communications, LLC. There were no expenses incurred with LifeSci Advisors, LLC or LifeSci Communications, LLC during the year ended December 31, 2019.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on review of the forms furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2020, we believe that all Section 16(a) filing requirements applicable to the executive officers, directors and persons who beneficially own more than 10% of our common stock were complied with in 2020, except for a Form 4 for Dr. Johnson to report the grant on April 24, 2020 of an option to purchase up to 25,000 shares of common stock, which was due on April 28, 2020 and was filed on May 4, 2020, a Form 4 for Dr. Laumas to report the grant on April 24, 2020 of an option to purchase up to 389,294 shares of common stock, which was due on April 28, 2020 and was filed on May 4, 2020, and a Form 4 for Mr. Sitar to report the grant on April 24, 2020 of an option to purchase 176,156 shares of common stock, which was due on April 28, 2020 and was filed on May 4, 2020.

Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2022 proxy statement, your proposal must be received by us no later than January 12, 2022 and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Management’s proxy holders for the 2022 Annual Meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 28, 2022.

Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2022 Annual Meeting of Stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than 90 days and no later than 120 days before the date of the 2022 Annual Meeting. Assuming the 2022 Annual Meeting were held on June 22, 2022, such notice would have to be received by us no earlier than February 22, 2022 and no later than March 24, 2022. If the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after June 22, 2022, then the notice must be delivered not earlier than 120 days before such date for the 2022 Annual Meeting and not later than the later of (i) 90 days before such date for the 2022 Annual Meeting or (ii) 10 days after the day on which we provided public disclosure of the date of the 2022 Annual Meeting.

For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are 9 Meters stockholders will be householding 9 Meters’ proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or 9 Meters. Direct your written request to our Corporate Secretary at 9 Meters Biopharma. Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 500-0658. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.

Annual Report

A copy of 9 Meters Biopharma, Inc.’s Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 22, 2021, is available on our website, www.9meters.com. A printed copy is also available without charge upon written request to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Requests for Directions to the Annual Meeting of Stockholders

The 2021 Annual Meeting of Stockholders will be held on Tuesday, June 22, 2021, at 10:00 a.m. Eastern Time at the Company’s offices at 8480 Honeycutt Road, Suite 120, Raleigh, North Carolina. Requests for directions to the meeting location may be directed to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF 9 METERS BIOPHARMA, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

9 Meters Biopharma, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The Board of Directors of the Corporation duly adopted a resolution in accordance with Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Amendment”) and declaring said Amendment to be advisable. The stockholders of the Corporation duly approved said proposed Amendment at the Annual Meeting of Stockholders of the Corporation held on _______ ___, 2021 in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amendment is as follows:

In order to effect the Amendment, the FIFTH ARTICLE of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated to read in its entirety as follows:

FIFTH: The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred and sixty million (560,000,000). These shares shall be divided into two classes with five hundred and fifty million (550,000,000) shares designated as common stock at $0.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $0.0001 par value (the “Preferred Stock”).

To the fullest extent permitted by the DGCL, the Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to issue Preferred Stock in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and other rights, and such qualifications, limitations or restrictions, as the Board of Directors may determine, from time to time.

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. The Common Stock does not have cumulative voting rights.

[Remainder of Page Intentionally Left Blank]

The undersigned hereby acknowledges that the foregoing Certificate of Amendment is the act and deed of the Corporation and that the facts stated herein are true this ____ day of _______ 2021.

IN WITNESS WHEREOF, 9 Meters Biopharma, Inc. has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed by its duly authorized officer on this ____ day of _______ 2021.

Edward J. Sitar
Chief Financial Officer